EXHIBIT 10.2
RESTATED SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT
(EFFECTIVE FEBRUARY 25, 2010)
          This is the Restated Sixth Amendment to the Employment Agreement (“Agreement”) between Lindsay Corporation, a Delaware corporation (“LINDSAY”) and Richard W. Parod (“PAROD”), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003, December 22, 2004, March 20, 2007, December 22, 2008 and January 26, 2009.
I.
          Paragraph 3G of the Agreement is hereby amended to revise the last subparagraph thereof to read as follows:
“PAROD shall receive a taxable car allowance of $2,000 per month, effective May 1, 2010.”
II.
Paragraph 4B of the Agreement is hereby amended to read as follows:
“B. Without Cause. LINDSAY may terminate PAROD’s employment at any time without Cause upon at least two (2) weeks advance written notice. If LINDSAY does so, then LINDSAY shall pay PAROD, within ninety (90) days of such termination, an amount equal to 3.2 times PAROD’s annual salary in effect on his termination date, subject to PAROD’s execution of a general release (“Release”) in a form to be agreed upon by LINDSAY and PAROD. Such payment shall be a complete and liquidated payment for damages or claims, if any, which PAROD may have against LINDSAY due to LINDSAY’s termination of his employment prior to the end of the Term of this Agreement. For purposes of clarification relating to Section 162(m) of the Internal Revenue Code, PAROD shall not be entitled to receive any pro-rated bonus for the fiscal year of termination of his employment and shall only be entitled to receive the payment provided for in this Paragraph 4B.”
III.
        All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.
[Signatures on following page.]

     IN WITNESS WHEREOF, the parties have executed the Restated Sixth Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.

RICHARD W. PAROD	LINDSAY CORPORATION

/s/ Richard W. Parod	/s/ Michael N. Christodolou

Richard W. Parod	Michael N. Christodolou
Chairman of the Board
Date: April 5, 2010	Date: March 29, 2010